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                                                                          1010-L
                      AMERITAS LIFE INSURANCE CORP. (ALIC)
APPLICATION FOR                    P.O. BOX 81889
SURVIVORSHIP VARIABLE         LINCOLN, NE  68501-1889
UNIVERSAL LIFE                                 PLEASE PRINT CLEARLY IN BLACK INK
--------------------------------------------------------------------------------
1. INSURED 1

   Name of Insured 1 ______________________________ Sex ___ Date of Birth _____/____/____ Birthplace__________
                                                                                                      (STATE)

   Former Name (if applicable) ____________________ Social Security Number ___________________________________

   Address ___________________________________________________________________________________________________

   Occupation ______________________________________ Employer ________________________________________________
                                                                                                DATE EMPLOYED

   Telephone-Home _________________________________ Best Time To Call: _____A.M.  _____P.M.

   Telephone-Business _____________________________ Best Time To Call: _____A.M.  _____P.M.
________________________________________________________________________________
2. INSURED 2

   Name of Insured 2 ______________________________ Sex ___ Date of Birth _____/____/____ Birthplace__________
                                                                                                      (STATE)

   Former Name (if applicable) ____________________ Social Security Number ___________________________________

   Address ___________________________________________________________________________________________________

   Occupation ______________________________________ Employer ________________________________________________
                                                                                                DATE EMPLOYED

   Telephone-Home _________________________________ Best Time To Call: _____A.M.  _____P.M.

   Telephone-Business _____________________________ Best Time To Call: _____A.M.  _____P.M.
________________________________________________________________________________
3. OWNER  Owner of the policy is to be (choose one): [ ]Insured 1 [ ]Insured 2 [ ]Joint Owner-Insureds  [ ] Other
                                                                                                            (PLEASE COMPLETE BELOW)

   Full Name ______________________________________ Address _________________________________________________

   Date of Birth/Trust Date _____/_____/_____               _________________________________________________

   Relationship to Insured
         (or all Trustees Names) __________________ Social Securtiy#/TIN# ___________________________________
________________________________________________________________________________
4. BENEFICIARY Unless otherwise  indicated,  multiple  beneficiaries of the same class shall be paid equally to the survivor or survivors.

   Primary ________________________________________________  Relationship to Insureds _______________________

   Contingent _____________________________________________  Relationship to Insureds _______________________
________________________________________________________________________________
5. POLICY BENEFITS                              OPTIONAL RIDERS (CONT'D.):

   AMOUNT OF INSURANCE $ __________               [ ] First To-Die Term Rider $ ___________
                                                      Beneficiary Designation

                                                      Primary __________________ Relationship _______________

   DEATH BENEFIT OPTION (select only one)             Contingent _______________ Relationship _______________

   [ ] Option A (DEATH BENEFIT IS THE AMOUNT OF        [ ] Second To-Die Term Rider $ __________
       INSURANCE)

   [ ] Option B (DEATH BENEFIT IS THE AMOUNT OF        [ ] Term Rider for Covered Insured
       INSURANCE PLUS THE ACCUMULATION VALUE)
                                                       [ ] Insured 1 $ _________

                                                           Beneficiary Designation

   OPTIONAL RIDERS:                                        Primary __________________ Relationship _______________

   [ ] Estate Protection                                   Contingent _______________ Relationship _______________

   [ ] Disability Benefit $ __________                 [ ] Insured 2 $ __________

          [ ] Insured 1 or [ ] Insured 2                   Beneficiary Designation

                                                           Primary __________________ Relationship _______________

                                                           Contingent _______________ Relationship _______________

                                                        [ ] Other Insured (COMPLETE L-6).
________________________________________________________________________________
6. PREMIUM MODE  PLEASE SELECT ONE.

[ ] Annual     [ ] Semi-Annual     [ ] Quarterly       [ ] Monthly Bank Withdrawal (COMPLETE OPTIONAL PROGRAM FORM)

[ ] Monthly Billing      [ ] Single $ ________________
________________________________________________________________________________
7. PREMIUM AMOUNT

   Planned Annual Premium $ ___________________ Planned Modal Premium $ ____________________

   *Initial Premium (paid with application) $ ___________. (Do not submit initial premium for death benefits in excess of $1 million.)
________________________________________________________________________________
            *ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO ALIC. DO NOT MAKE CHECK PAYABLE TO THE AGENT/REGISTERED REPRESENTATIVE OR
            LEAVE THE PAYEE BLANK.

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LLSVUL-ALIC Ed. 3-99                Page 1 of 5 Pages                    061799p

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________________________________________________________________________________
8. INSURANCE INFORMATION

                                                                           Insured 1  Insured 2
   List all life insurance existing on each Insured.  If None, check box   None [ ]   None [ ]

   Will the insurance now being applied for discontinue, reduce, change, or replace any life insurance or annuity in this or any other company?
                                                           Yes     No
                                                           [ ]    [ ]

   NAME OF INSURED       COMPANY        POLICY NUMBER       AMOUNT         YEAR      WILL THIS POLICY BE REPLACED?
                                                                           ISSUED      YES    NO       AS A 1035?

   _____________________________________________________________________________       [ ]   [ ]           [ ]

   _____________________________________________________________________________       [ ]   [ ]           [ ]

   _____________________________________________________________________________       [ ]   [ ]           [ ]

   _____________________________________________________________________________       [ ]   [ ]           [ ]

   _____________________________________________________________________________       [ ]   [ ]           [ ]

   _____________________________________________________________________________       [ ]   [ ]           [ ]
________________________________________________________________________________
9. OTHER INFORMATION
   WITH REGARD TO THE INSUREDS: (IF YES, PLEASE EXPLAIN)                               Insured 1       Insured 2
                                                                                       Yes    No        Yes   No
a. Has any company declined, postponed, modified, cancelled or refused to renew,
   reinstate or issue insurance?                                                       [ ]   [ ]        [ ]   [ ]

b. Is any other life insurance application now pending or contemplated with any
   other company?                                                                      [ ]   [ ]        [ ]   [ ]

c. Been charged with a driving violation or had their license suspended or had a restriction placed on their license within the past 3 years?
   (IF YES, PROVIDE:) Drivers license number _____________ State of Issue ______       [ ]   [ ]

                      Drivers license number _____________ State of Issue ______                        [ ]   [ ]

d. Participated in any vehicle racing, parachuting, hang gliding, scuba diving, mountain climbing or rodeos within the past 2 years or is any such activity
   contemplated? (If yes, complete hazardous sports form)                              [ ]   [ ]        [ ]   [ ]

e. Flown within the past 3 years as a pilot, student pilot, crew member, or had any flying duties, or is any such activity contemplated? (If yes complete
   Aviation form)                                                                      [ ]   [ ]        [ ]   [ ]

f. Anticipate travel or residence in a foreign country in the near future? (If
   so, where and how long? ______________________)                                     [ ]   [ ]        [ ]   [ ]

DETAILS of "yes" answers. Identify question number and Insured "1" or "2", where applicable:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
________________________________________________________________________________
10. TOBACCO USE                                                                         Insured 1       Insured 2
                                                                                        Yes    No        Yes   No
Have the Insureds:
a. Smoked one or more cigarettes in the past twelve months?                             [ ]   [ ]        [ ]   [ ]

b. Used any form or tobacco or nicotine substance in the past twelve months?            [ ]   [ ]        [ ]   [ ]

   (INDICATE INSURED 1 OR 2, PLEASE EXPLAIN THE TYPE AND FREQUENCY) _____________________________________________
________________________________________________________________________________
11. HEALTH HISTORY  FOR THE FOLLOWING QUESTIONS "HIV" MEANS HUMAN IMMUNODEFICIENCY
VIRUS AND "AIDS" MEANS ACQUIRED IMMUNE DEFICIENCY SYNDROME.

(COMPLETE THE FOLLOWING INFORMATION REGARDING INSURED 1.)

  Name of personal physician ___________________________________________________

  Address ___________________________________________ Phone ____________________

  Reason last consulted _____________________________ Date _____________________

  What treatment was given or medication prescribed? ___________________________

  Exact Height ___ ft. ___ in.     Exact Weight ___ lbs.  [ ] Gained  [ ] Lost ___ pounds in past year.

(COMPLETE THE FOLLOWING INFORMATION REGARDING INSURED 2.)

  Name of personal physician ___________________________________________________

  Address ___________________________________________ Phone ____________________

  Reason last consulted _____________________________ Date _____________________

  What treatment was given or medication prescribed? ___________________________

  Exact Height ___ ft. ___ in.     Exact Weight ___ lbs.  [ ] Gained  [ ] Lost ___ pounds in past year.

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                               Page 2 of 5 Pages

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
With regard to the Insureds: (IF YES, PLEASE EXPLAIN)                                  Insured 1       Insured 2
  a. Ever been treated by a physician or any person licensed in the medical profession (other than a nurse) and acting within the scope of the license in the last ten years for any of the following: Heart trouble, stroke, heart murmur, elevated blood pressure, lung or respiratory disorder, kidney disorder,
     tumor, cancer, digestive disorder, diabetes, nervous or mental disorder?           Yes    No        Yes   No
                                                                                        [ ]    [ ]       [ ]   [ ]
  b. Consulted a physician or been examined or treated at a hospital or other medical
     facility in the past five years?                                                   [ ]    [ ]       [ ]   [ ]
     NJ AND WI RESIDENTS, THE INSURED(S) MAY ANSWER THE QUESTION "NO" IF THE ONLY
     TIME THE INSURED(S) CONSULTED A PHYSICIAN OR WAS EXAMINED OR TREATED WAS FOR
     AN AIDS-RELATED TEST.  ME RESIDENTS, THE INSURED(S) MAY ANSWER THIS QUESTION
     "NO" IF THE INSURED(S) HAVE TESTED POSITIVE FOR HIV AND HAVE NOT DEVELOPED
     SYMPTOMS OF THE DISEASE AIDS.

  c. Ever used narcotics, barbiturates, amphetamines, cocaine, LSD, marijuana or
     hallucinogenic drugs?                                                               [ ]    [ ]       [ ]   [ ]

  d. Ever received counseling or treatment for the use of alcohol or drugs?              [ ]    [ ]       [ ]   [ ]

  e. Ever been a member of any support group for the use of alcohol or drugs?
     NC RESIDENTS, DO NOT ANSWER.                                                        [ ]    [ ]       [ ]   [ ]

DETAILS of "yes" answers. Identify question number and Insured "1" or "2", where applicable:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
________________________________________________________________________________
12. SUITABILITY INFORMATION

    A. FINANCIAL INFORMATION                                                                       Owner (if other
                                                    Insured 1              Insured 2            than Insureds or Trust

    i.   Annual income from occupation         $ _________________    $ _________________     $ _________________

    ii.  Annual income from other sources      $ _________________    $ _________________     $ _________________

    iii. Projected income for next 12 months   $ _________________    $ _________________     $ _________________

    iv.  Estimated Net Worth                   $ _________________    $ _________________     $ _________________

    v.   Tax Bracket                             _________________ %    _________________ %     _________________ %


    B. INVESTMENT OBJECTIVES & RISK TOLERANCE
       This section applies to the Owner. In order to determine if this policy meets your investment objectives and continuing financial needs, please complete the following:

       INVESTMENT OBJECTIVES: Please check at least one. Multiple objectives can be selected. However if more than one please rank based on importance to you.
       Primary = 1, Secondary = 2, etc.

       _____ Long Term Gain   _____ Short Term Gain    _____ Income       _____ Tax Advantaged      _____ Safety of Principal

       RISK TOLERANCE: Rank based on the level of risk. Tolerable = 1, Least Tolerable = 4.

                    _____ Low Risk      _____ Moderate Risk      _____ Speculative Risk        _____ High Risk
    C. CITIZENSHIP INFORMATION          Insured 1           Insured 2
                                       Yes     No          Yes     No

       Are the Insureds citizens of
       the United States?              [ ]    [ ]          [ ]    [ ]

          If not, permanent residents? [ ]    [ ]          [ ]    [ ]

       How long in the United States?  __________          __________

IF YOU DO NOT ANSWER ALL OF QUESTION 12.A., YOU MUST SIGN HERE.
The SEC/NASD and state rules require that we have reasonable grounds to believe that the policy is suitable for you. Such a decision is based on facts, if any, disclosed by you. You have chosen not to disclose your financial information to us. Without this information, we are unable to make this determination. If you have NOT answered all of question 12.a. above, you are required to sign the following statement.
I (we) have chosen not to disclose this information. I (we) understand the policy benefits and risks and believe that they are consistent with our needs and objectives.


____________________________________________     ____________________________________________
          SIGNATURE OF OWNER                       SIGNATURE OF JOINT OWNER (IF APPLICABLE)
________________________________________________________________________________
13. ALLOCATION  WHOLE PRECENTAGES ONLY, MUST TOTAL 100%

         NEUBERGER BERMAN                                  RYDEX                                    BT INSRUANCE
     ADVISERS MANAGEMENT TRUST                          VARIABLE TRUST                               FUNDS TRUST
                                                   (RESTRICTIONS MAY APPLY)

    Liquid Asset              ________%      Nova Fund                     ________%           Equity 500 Index        ________%
    Limited Maturity Bond     ________%      Ursa Fund                     ________%           Small Cap Index         ________%
    Balanced                  ________%      OTC Fund                      ________%           EAFE Equity Index       ________%
    Guardian                  ________%      Precious Metals Fund          ________%                                   ________%
    Mid-Cap Growth            ________%      U.S. Gov't. Bond Fund         ________%                                   ________%
                              ________%      Juno Fund                     ________%                          ALIC
                              ________%                                    ________%
                              ________%                                    ________%           Fixed Account           ________%
                              ________%                                    ________%
                              ________%                                    ________%           Total                   ________%
________________________________________________________________________________
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                                     Page 3 of 5 Pages

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                                                                          1010-L
________________________________________________________________________________
14. TELEPHONE AUTHORIZATION UNLESS WAIVED, THE POLICY OWNER WILL HAVE AUTOMATIC TELEPHONE TRANSFER AUTHORIZATION.
    I hereby authorize and direct ALIC to make allowable transfers of funds or reallocation of net premiums among available subaccounts or to complete other financial transactions as may be allowed by ALIC at the time of request, based upon instructions received from the Policy Owner by phone.
    ALIC  will  not  be  liable  for  following  instructions  communicated   by
    telephone that it reasonably believed to be genuine. ALIC will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmation. If ALIC
    does  not  employ  reasonable  procedures  to  confirm   that   instructions
    communicated by telephone are genuine, ALIC may be liable for any losses due to unathorized or fraudulent instructions.

    I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the earlier or 1) written revocation by the Owner is received in written form or by telephone by ALIC; or 2) ALIC discontinues this privilege.

    [ ] I elect NOT to have telephone transfer authorization.
________________________________________________________________________________
15. SPECIAL INSTRUCTIONS

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________
________________________________________________________________________________
16. (ENDORSEMENTS/CORRECTIONS.) HOME OFFICE USE ONLY. No charge in the amount, age at issue, classification, plan of insurance or benefits shall be effective unless agreed to in writing by me. this space will not be used in MD, PA, WA or any other state if not allowed by statute or Insurance Department Regulations.


________________________________________________________________________________
17. DISCLOSURES
    I hereby acknowledge receipt of the current prospectus, and any supplements, for this policy including any required disclosure if the policy applied for will be in a qualified plan.
________________________________________________________________________________
18. AGREEMENTS NOTE FOR KENTUCKY RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

    I AGREE AS FOLLOWS:

    1. Any  policy  including  any  endorsements  issued  as a  result  of  this
       application   will,  with   this  application   and    any   supplemental
       applications, be the entire insurance contract.

    2. No agent, broker or medical examiner can: a) waive the answers to any questions in this application; b) make or change any insurance contract; or c) waive any rights or rules of the Company.

    3. EXCEPT AS SPECIFIED OTHERWISE IN A RECEIPT PROVIDED UPON A PAYMENT OF PREMIUM FOR THIS APPLICATION, INSURANCE WILL NOT BE EFFECTIVE UNTIL ALL OF THE FOLLOWING ARE MET: A) THE POLICY ISSUED BY THE COMPANY IS DELIVERED TO AND ACCEPTED BY THE APPLICANT; AND B) THE FIRST FULL MODAL PREMIUM IS PAID.

    4. The Company may change this application by an appropriate notation in the space marked "Endorsements/Corrections: to correct apparent errors or ommissions; and to conform it with any policy rider that may be issued. No charge will be made in the following without the applicant's written consent: a) amount of insurance; b) plan of insurance; c) classification of risks; or d) benefits. Acceptance of any policy issued under this application ratifies any amendments.


                               Page 4 of 5 Pages

   5. I understand that: a) THE  AMOUNT  AND DURATION  OF THE  DEATH BENEFIT MAY
      VARY  WITH INVESTMENT EXPERIENCE, LOANS AND OTHER SPECIFIED CONDITIONS; b)
      POLICY  VALUES  NOT  IN  THE FIXED  ACCOUNT WILL  INCREASE OR DECREASE  IN
      ACCORDANCE WITH THE  EXPERIENCE  OF THE SELECTED INVESTMENT OPTIONS OF THE
      SELECTED INVESTMENT OPTIONS OF THE SEPARATE ACCOUNT; c)  the amount of the benefit  payable on  surrender is not  guaranteed, but is dependent on the then surrender value; d)  illustrations of  benefits, including  the death benefit,  are  available  upon  request;  and  e)  this  policy  meets  my investment objectives and anticipated financial needs.
________________________________________________________________________________
19. AUTHORIZATION

    This authorization, or a photocopy of it shall remain valid for use by Ameritas Life Insurance Corp. for two (2) years from the date below.

    I  authorize any licensed  physician, medical practitioner, hospital, clinic or other  medically related  facility, insurance  company, agency conducting
    investigative   consumer   reports   or   information   service,   financial
    institution,  family  member,  or associate  to  release  to  Ameritas  Life
    Insurance Corp. or  any person or entity  acting on its behalf, any personal information  which  is on  file and  relates  to  my/our  health  or  mental condition, general character, driving records, use of alcohol and drugs, and hobbies of hazardous nature. I understand that any information obtained will be used to determine my eligibility for insurance and/or for any benefits in the event of a claim.

    NOTE FOR NEW JERSEY AND WEST VIRGINIA RESIDENTS: I ALSO UNDERSTAND THAT NONE
    OF  THE  INFORMATION COLLECTED CONCERNING MY SEXUAL ORIENTATION WILL BE USED
    TO DETERMINE MY ELIGIBILITY FOR INSURANCE.

    NOTE  FOR NEW JERSEY  AND VIRGINIA RESIDENTS: I  AUTHORIZE ALIC TO OBTAIN AN
    INVESTIGATIVE CONSUMER  REPORT. AN INVESTIGATIVE  CONSUMER  REPORT  COMMONLY
    INCLUDES INFORMATION REGARDING THE CONSUMER'S CHARACTER, GENERAL REPUTATION,
    PERSONAL CHARACTERISTICS AND MODE OF LIVING.  IT  ALSO INCLUDES VERIFICATION
    OF RESIDENCE, MARITAL STATUS AND OCCUPATION. I UNDERSTAND THAT I MAY REQUEST
    A COPY OF THE  REPORT UPON ITS COMPLETION.

    In addition, I authorize the Medical Information Bureau (MIB) to release to Ameritas Life Insurance Corp. or its reinsurers, any personal information which is on file and relates to me/us.

    I  also  agree that  I have  received and  read the "Notice of Ameritas Life
    Insurance  Corp.'s Insurance  Information Practices," MIB and  Investigative
    Consumer  Reports.   I   also  understand  that   my  authorized  registered
    representative/agent and I can receive a copy of this authorization if we so desire.

    NOTE  FOR  VERMONT RESIDENTS:  I DO  NOT AUTHORIZE ALIC TO OBTAIN OR FORWARD
                                     -------
    TEST  RESULTS  TO ANY NON-AFFILITATED COMPANY.  ALIC  WILL NOT  RELEASE  ANY
    INFORMATION  RELATING  TO PREVIOUSLY  ADMINISTERED TESTS FOR HIV ANTIBODIES,
    T-CELL COUNTS, AIDS OR ARC.
________________________________________________________________________________
20. SUBSTITUTE W-9 CERTIFICATION
    For joint ownership, the first person's name and  Soc. Sec. No. (TIN), i.e.,
    Owner-Insured  1  will  be listed  as the  TIN of  record.   This person  is
    certifying  as  follows:  I certify  under  penalty of perjury that: 1)  the number shown on this form is my correct taxpayer identification number (or I am waiting  for a  number to  be issued  to me); and 2) I  am not subject to backup withholding because: a) I  am exempt from backup withholding; or b) I have not been notified by the  Internal Revenue Service that I am subject to backup  withholding  as a result  of  a failure  to report  all  interest or dividends;  or  c)  the IRS has  notified me that I  am no longer subject to backup withholding.

    You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

    THE INTERNAL REVENUE SERVICE DOES  NOT REQUIRE YOUR CONSENT TO ANY PROVISION
    OF  THIS  DOCUMENT OTHER  THAN THE CERTIFICATIONS  REQUIRED TO AVOID  BACKUP
    WITHHOLDING.
________________________________________________________________________________
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
21. SIGNATURES
    I  represent  to the best of my knowledge and belief that all statements and answers to this application are complete and true.
    Dated at (City, State) _____________________________________________________  On this Date _____________________

    X                                        X                                    X
    ______________________________________   ___________________________________  ___________________________________
      Signature of Proposed Insured 1          Signature of Proposed Insured 2    Signature of Other Insured/Child
                                                                                  (Age 18 or older); if applicable


    X                                                       X
    _______________________________________________         __________________________________________________________
        Signature of Owner if not an Insured                       Signature(s) and Title of Officer or Trustee(s)
     (If a Corporation or Trust, show full name)

________________________________________________________________________________
22. REGISTERED REPRESENTATIVE'S/AGENT'S STATEMENT
    Do  you have any knowledge or reason to believe that replacement of existing
    insurance or annuity coverage may be involved?     [ ] Yes     [ ] No

    I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus and all supplements were delivered; and (3) I have reasonable grounds to recommend the purchase of the policy as suitable for the owner.

          ______________________________________________________________________
          Signature of Registered Representative/Agent


          ______________________________________________________________________
          Representative Name (PLEASE PRINT)                Code


          ______________________________________________________________________
          Agency or Broker/Dealer (PLEASE PRINT)             Principal Signature


          ______________________________________________________________________
          Broker/Dealer Review
________________________________________________________________________________

                                Page 5 of 5 Pages